As filed with the Securities and Exchange Commission on September __, 1999
                                                   Registration No. 333-64447

     =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                              HEILIG-MEYERS COMPANY
             (Exact name of registrant as specified in its charter)

                                    Virginia
         (State or other jurisdiction of incorporation or organization)

                                   54-0558861
                     (I.R.S. employer identification number)

                            12560 West Creek Parkway
                            Richmond, Virginia 23238
                                 (804) 784-7300
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                             -----------------------
                            David W. Robertson, Esq.
                       McGuire, Woods, Battle & Boothe LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)
                             -----------------------
                                   Copies to:

                                Ralph Ogden, Esq.
                                 1535 "J" Street
                                Modesto, CA 95959

                              HEILIG-MEYERS COMPANY

         This Registration Statement registered the sale from time to time of up to 666,667 shares of the Common Stock of the registrant by the stockholder named therein. Of this amount, the selling stockholder has not sold any shares. Accordingly, the registrant hereby deregisters 666,667 shares of the Common Stock originally covered by the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Goochland, State of Virginia, on this 27th day of September, 1999.


                                           HEILIG-MEYERS COMPANY


                                            By:   /s/ Roy S. Goodman
                                                ------------------------------
                                                  Roy B. Goodman
                                                  Executive Vice President and
                                                  Chief Financial Officer